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                                                             Exhibit j

              Consent of Ernst & Young LLP, Independent Auditors


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We consent to the references to our firm under the captions "Financial
Highlights" in the Prospectuses and "Counsel and Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference, in Post-Effective Amendment Number 21 to the Registration Statement (Form N-1A No. 33-52784) and related Prospectus of ABN AMRO Funds, of our reports dated February 11, 2000 on the Treasury Money Market Fund, Government Money Market Fund, Money Market Fund, Tax-Exempt Money Market Fund, Fixed Income Fund, Tax-Exempt Fixed Income Fund, Balanced Fund, Value Fund, Growth Fund, Small Cap Fund, Real Estate Fund, International Fixed Income Fund, International Equity Fund, Asian Tigers Fund, Latin America Equity Fund, and Institutional Prime Money Market Fund, each a portfolio of ABN AMRO Funds.



                                             /s/ERNST & YOUNG LLP


Boston, Massachusetts
April 20, 2000